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                                                                    EXHIBIT 99.1

                                  NEWS RELEASE


For More Information,                            For Release - December 20, 2001
Call 713-507-7292
Eugene Putnam, Jr.

            STERLING BANCSHARES CLOSES COMMUNITY BANK ACQUISITION

HOUSTON, TEXAS - Sterling Bancshares, Inc. (Nasdaq: SBIB) announced today that it has completed the acquisition of Katy-based Community Bancshares, Inc. and its subsidiary bank, Community Bank. Community, with approximately $116 million in total assets, has two locations in Katy, Texas and extends the reach of Sterling's franchise in the greater Houston marketplace. Full integration with Sterling operations is planned to occur in the second quarter of 2002.

Sterling Bancshares, Inc. is a Houston-based bank holding company that operates 38 community-banking offices in the greater metro areas of Dallas, Houston, San Antonio, and South Texas. Sterling also provides mortgage-banking services through its 80 percent-owned subsidiary, Sterling Capital Mortgage Company. Sterling's common stock is traded through the Nasdaq National Market System under the symbol SBIB. For more information on Sterling Bancshares, please visit the Company's web site at www.banksterling.com.


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